                                                                    Exhibit 4.9.

                                 FIRST AMENDMENT


                  FIRST AMENDMENT (this "Amendment"), dated as of December 10, 1998, among TRANSDIGM HOLDING COMPANY, a Delaware corporation ("Holdings"), TRANSDIGM INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below on the date hereof and immediately before giving effect to this Amendment (the "Existing Lenders"), BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"), and each of the lenders listed on Schedule A hereto (the "New Lenders"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :


                  WHEREAS, Holdings, the Borrower, the Existing Lenders and the Agent are parties to a Credit Agreement, dated as of December 3, 1998 (the "Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:

                  1. Each of the Existing Lenders severally and not jointly hereby sells and assigns to each of the New Lenders without recourse and without representation or warranty (other than as expressly provided herein), and each New Lender hereby purchases and assumes from each of the Existing Lenders, that interest in and to each of such Existing Lender's rights and obligations in respect of those Tranches of Loans set forth on Schedule B hereto under the Credit Agreement as of the date hereof which in the aggregate represents such New Lender's PRO RATA share (for each such New Lender, its "Pro Rata Share") in such Tranches of Loans as set forth on such Schedule B (calculated after giving effect to this Amendment), and such Pro Rata Share represents all of the outstanding rights and obligations under the Credit Agreement in respect of the Tranches of Loans that are being sold and assigned to each New Lender pursuant to this Amendment, including, without limitation, in the case of any assignment of outstanding A Term Loans, B Term Loans and/or portion of the Total Revolving Loan Commitment, all rights and obligations with respect to such New Lender's Pro Rata Share of such outstanding A Term Loans, B Term Loans and/or portion of the Total Revolving Loan Commitment, respectively. After giving effect to this Amendment, each Lender's outstanding A Term Loans, B Term Loans and Revolving Loan Commitment will be as set forth on Schedule C hereto.

                  2. In accordance with the requirements of Section 13.04(b) of the Credit Agreement, on the First Amendment Effective Date (as defined below),
(i) the Credit Agreement shall be amended by deleting Annex I thereto in its entirety and by inserting in lieu thereof a new Annex I in the form of Schedule C hereto and (ii) the Borrower agrees that it will issue an appropriate A Term Note, B Term Note and Revolving Note, as applicable, to each Lender who so requests such Note or Notes in conformity with the requirements of Section
1.05 of the Credit Agreement.

                  3. On and after the First Amendment Effective Date, Annex II to the Credit Agreement shall be amended by deleting such Annex in its entirety and inserting in lieu thereof a new Annex II in the form of Schedule D hereto.

                  4. Each Existing Lender (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Holdings or any of its Subsidiaries or the performance or observance by Holdings or any of its Subsidiaries of any of their obligations under the Credit Agreement or the other Credit Documents to which any such Person is a party or any other instrument or document furnished pursuant thereto.

                  5. Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) to the extent legally entitled to do so, agrees to promptly submit the forms described in Section 13.04(b) of the Credit Agreement.

                  6. Each of the Existing Lenders, the New Lenders and the Administrative Agent hereby agree that (A) all amounts accrued with respect to the A Term Loans, B Term Loans, outstanding Revolving Loans and the Total Unutilized Revolving Loan Commitment prior to the delivery by such New Lender of the amount referred to in clause (ii) of Section 11 of this Amendment shall be for the account of the Existing Lenders, respectively, and that all such amounts accrued on and after the delivery of such amounts referred to in clause (ii) of such Section 11 shall be for the account of such New Lender based upon its relevant Pro Rata Share and (B) the Documentation Agent shall not have any duties under the Credit Documents other than in its capacity as a Lender except as may be specifically assigned from time to time after the First Amendment Effective Date with the consent of the Documentation Agent.

                  7. In accordance with Section 13.04(b) of the Credit Agreement, on and as of the date upon which each of the New Lenders delivers the amounts referred to in clause (ii) of Section 11 of this Amendment, each New Lender shall become a "Lender" under, and for all purposes of, the Credit Agreement and the other Credit Documents and the Administrative Agent shall record the transfers contemplated hereby in the Register.

                  8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                  9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  11. Subject to Section 12 of this Amendment, this Amendment shall become effective on the date (the "First Amendment Effective Date") when
(i) Holdings, the Borrower, the Administrative Agent, each Existing Lender and each New Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) each New Lender shall have delivered to the Administrative Agent, for the respective accounts of the Existing Lenders, an amount equal to such New Lender's relevant Pro Rata Share of the outstanding A Term Loans, B Term Loans and/or Revolving Loans being assigned to such New Lender.

                  12. Notwithstanding Section 11 of this Amendment, if for any reason any New Lender shall not have (i) signed a counterpart hereof and delivered the same to the Administrative Agent at the Notice Office and (ii) delivered to the Administrative Agent an amount equal to such New Lender's relevant Pro Rata Share of the outstanding A Term Loans, B Term Loans and/or Revolving Loans being assigned to such New Lender, in each case on or prior to December 10, 1998, then, if each Existing Lender agrees, this Amendment shall become effective notwithstanding such failure, provided that (x) Schedule C shall be modified to delete any such New Lender and such New Lender's relevant Pro Rata Share shall be reallocated among the Existing Lenders in such manner as the Existing Lenders shall agree and (y) the signature pages of this Amendment shall be deemed revised to delete such New Lender's name therefrom.

                  13. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                  TRANSDIGM HOLDING COMPANY


                                  By
                                    -------------------------------------
                                      Title:


                                  TRANSDIGM INC.


                                  By
                                    -------------------------------------
                                      Title:


                                  BANKERS TRUST COMPANY,
                                     Individually and as Administrative Agent


                                  By
                                    -------------------------------------
                                      Title:


                                  CREDIT SUISSE FIRST BOSTON,
                                     Individually and as Syndication Agent


                                  By
                                    -------------------------------------
                                      Title:




                                  By:
                                    -------------------------------------
                                     Title:

                                  NEW LENDERS:


                                  BANK OF NOVA SCOTIA


                                  By
                                    -------------------------------------
                                      Title:


                                  FLEET NATIONAL BANK,
                                     Individually and as Documentation Agent


                                  By
                                    -------------------------------------
                                      Title:


                                  NBD BANK


                                  By
                                    -------------------------------------
                                      Title:


                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By
                                    -------------------------------------
                                      Title:


                                  HELLER FINANCIAL, INC.


                                  By
                                    -------------------------------------
                                      Title:


                                  NATIONAL CITY BANK


                                  By
                                    -------------------------------------
                                      Title:

                                  FIRST DOMINION CAPITAL


                                  By
                                    -------------------------------------
                                      Title:




                                  INDOSUEZ CAPITAL FUNDING II A, LIMITED


                                  By
                                    -------------------------------------
                                      Title:




                                  INDOSUEZ CAPITAL FUNDING IV, L.P.



                                  By:
                                    -------------------------------------
                                     Title:



                                  PARIBAS CAPITAL FUNDING LLC

                                  By:
                                    -------------------------------------
                                     Title:



                                  SANKATY HIGH YIELD ASSET PARTNERS, L.P.


                                  By
                                    -------------------------------------
                                     Title:


                                                                      Schedule A
                                                                              to
                                                                 FIRST AMENDMENT

                                   NEW LENDERS


Bank of Nova Scotia

Fleet National Bank

NBD Bank

General Electric Capital Corporation

Heller Financial, Inc.

National City Bank

Indosuez Capital Funding

Paribas Capital LLC

Sankaty High Yield Asset Partners, L.P.



                                                                                                    SCHEDULE B
                                                                                                            to
                                                                                               FIRST AMENDMENT

                              RELEVANT PERCENTAGES


LENDER                                           A TERM LOANS             B TERM LOANS             REVOLVING LOANS
------                                           ------------             ------------             ---------------
Bankers Trust Company                               17.05%               20.02777777778%               17.05%

Credit Suisse First Boston                          13.95%                    2.75%                    13.95%

Bank of Nova Scotia                             13.333333333%                                      13.33333333333%

Fleet National Bank                              9.166666667%            9.166666666667%           9.166666666667%

NBD Bank                                        13.333333333%                                      13.33333333333%

General Electric Capital
Corporation                                      9.166666667%            9.166666666667%           9.166666666667%

Heller Financial, Inc.                               12%                 4.444444444444%                 12%

National City Bank                                   12%                 4.444444444444%                 12%

Indosuez Capital Funding II A,
Limited                                                                  8.333333333333%

Indosuez Capital Funding IV,
L.P.                                                                     8.333333333333%

Paribas Capital                                                          16.66666666667%

Sankaty High Yield                                                       16.66666666667%



                                                                                                         Schedule C
                                                                                                                 to
                                                                                                    FIRST AMENDMENT


                                   COMMITMENTS


                                                      Outstanding             Outstanding            Outstanding
LENDER                                               A TERM LOANS            B TERM LOANS          REVOLVING LOANS
------                                               -------------           ------------          ---------------
Bankers Trust Company                               $7,672,500                $ 9,012,500             $5,115,000
Credit Suisse First Boston                          $6,277,500                $1,237,500              $4,185,000
Bank of Nova Scotia                                 $6,000,000                    $0                  $4,000,000
Fleet National Bank                                 $4,125,000                $4,125,000              $2,750,000
NBD Bank                                            $6,000,000                    $0                  $4,000,000
General Electric Capital Corporation                $4,125,000                $4,125,000              $2,750,000
Heller Financial Inc.                               $5,400,000                $2,000,000              $3,600,000
National City Bank                                  $5,400,000                $2,000,000              $3,600,000
Indosuez Capital Funding II A, Limited                  $0                    $3,750,000                  $0
Indosuez Capital Funding IV, L.P.                       $0                    $3,750,000                  $0
Paribas Capital LLC                                     $0                     7,500,000                  $0
Sankaty High Yield Asset Partners, L.P.                 $0                     7,500,000                  $0
Total:                                              $45,000,000               $45,000,000            $30,000,000



                                                                                                         Schedule D
                                                                                                                 to
                                                                                                    FIRST AMENDMENT

                                LENDER ADDRESSES


BANKERS TRUST COMPANY                                         130 Liberty Street
                                                              New York, NY 10006
                                                              Attention:  Greg Shefrin
                                                              Telephone No.:  (212) 250-1724
                                                              Facsimile No.:   (212) 250-7218

CREDIT SUISSE FIRST BOSTON                                    11 Madison Avenue
                                                              New York, NY 10010
                                                              Attention: Bill O'Daly
                                                              Telephone No.: (212) 325-9909
                                                              Facsimile No.: (212) 325-8388

BANK OF NOVA SCOTIA                                           One Liberty Plaza
                                                              New York, NY 10006
                                                              Attention: Robert Gaviglio
                                                              Telephone No.: (212) 225-5054
                                                              Facsimile No.: (212) 225-5090

FLEET BANK                                                    One Federal Street
                                                              Mail Stop: MA OF D03C
                                                              Boston, MA 02110
                                                              Attention:  Jim Silva
                                                              Telephone No.:  (617) 346-4399
                                                              Facsimile No.:  (617) 346-4806

NBD BANK 611 Woodward Street
                                                              Detroit, MI 48226
                                                              Attention:  Paul DeMelo
                                                              Telephone No.:  (313) 225-2520
                                                              Facsimile No.:  (313) 225-1212

GE CAPITAL CORPORATION                                        335 Madison Avenue
                                                              New York, NY 10017
                                                              Attention:  Kenneth Li
                                                              Telephone No.:  (212) 370-8040
                                                              Facsimile No.:  (212) 983-8767

HELLER FINANCIAL INC.                                         500 West Monroe Street
                                                              Chicago, IL 60661
                                                              Attention:  Linda Wolf
                                                              Telephone No.:  (312) 441-7894
                                                              Facsimile No.:  (312) 441-7357

                                                                    Schedule D
                                                                        Page 2


NATIONAL CITY BANK                                            1900 East North Street
                                                              7th Floor
                                                              Cleveland, OH 44114
                                                              Attention:  Joseph Robinson
                                                              Telephone No.:  (216) 575-9254
                                                              Facsimile No.:  (216) 575-9396

INDOSUEZ CAPITAL FUNDING                                      1211 Avenue of the Americas
                                                              New York, NY 10036
                                                              Attention:  Maklikah Buchweitz
                                                              Telephone No.:  (212) 278-2213
                                                              Facsimile No.:  (212) 278-2254

PARIBAS CAPITAL LLC                                           787 Seventh Avenue
                                                              New York, NY 10019
                                                              Attention:  Francois Gauvin
                                                              Telephone No.:  (212) 841-2548
                                                              Facsimile No.:  (212) 841-2363

SANKATY HIGH YIELD ASSET PARTNERS,                            2 Copley Place
         L.P.                                                 Boston, MA 02116
                                                              Attention:  Diane Exter
                                                              Telephone No.:  (617) 572-3216
                                                              Facsimile No.:  (617) 572-3274
